Exhibit 99.1

Upland Software Reports Fourth Quarter and Full Year 2015 Financial Results

AUSTIN, Texas, March 29, 2016 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today reported its financial results for the fourth quarter and full year ended December 31, 2015, and provided guidance for its first quarter and full year 2016.
Fourth Quarter 2015 Financial Highlights

•	Total revenue was $17.6 million, an increase of 7% from total revenue of $16.5 million in the fourth quarter of 2014. On a constant currency basis, year-over-year growth in total revenue was 12%.

•
Subscription and support revenue was $14.7 million, an increase of 16% from subscription and support revenue of $12.7 million in the fourth quarter of 2014. On a constant currency basis, year-over-year growth in subscription and support revenue was 20%.

•	GAAP net loss was $4.3 million compared to a net loss of $2.7 million in the fourth quarter of 2014.

•
Adjusted EBITDA was $1.8 million, an increase of 125% compared to $0.8 million in the fourth quarter of 2014. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, is provided in the financial tables that accompany this release.

•	Cash on hand as of the end of the fourth quarter was $18.5 million.

Full Year 2015 Financial Highlights

•	Total revenue was $69.9 million, an increase of 8% compared to total revenue of $64.6 million in 2014. On a constant currency basis, year-over-year growth in total revenue was 13%.

•
Subscription and support revenue was $57.2 million, an increase of 18% compared to subscription and support revenue of $48.6 million in 2014. On a constant currency basis, year-over-year growth in subscription and support revenue was 23%.

•	GAAP net loss was $13.7 million compared to a net loss of $20.1 million in 2014.

•
Adjusted EBITDA was $4.1 million compared to $4.2 million in 2014. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, is provided in the financial tables that accompany this release.

“In 2015, we built a focused product and operating platform and strengthened our acquisition pipeline while delivering 23% growth in recurring revenues and increasing Adjusted EBITDA margins from 2% in Q1 to 10% in Q4," said Jack McDonald, chairman and CEO of Upland Software. "2016 will be a pivotal year as we leverage that foundation to drive recurring revenue growth and expanded Adjusted EBITDA margins."

Fourth Quarter and Full Year 2015 Business Highlights

•	Simplified our product and acquisition focus into three areas: Project & IT Management, Workflow Automation, and Digital Engagement.

•	Launched 11 major feature releases in full year 2015.

•	Continued customer-driven innovation with four major productivity-enhancing feature releases in the fourth quarter, including new releases of our:

▪	Project & IT Management applications, with improved mobile capabilities, API access, timesheet functionality, reporting features, usability, and analytics;

▪	Workflow Automation applications, with enhanced reporting, process transparency, and value delivery;

▪	Digital Engagement applications, with expanded chat functionality and interactive application-to-person communication with multiple mobile subscribers at one time.

•	Added 65 new customer relationships, including 9 major accounts, during the fourth quarter for a total addition of 319 new customer relationships, including 36 major accounts, for the full year 2015.

•	Delivered 90% annual dollar renewal rate (DRR) for the full year 2015.

•	Increased our contracted annualized recurring revenue (CARR) to $61.5 million from $57.9 million on a constant currency basis at year-end 2015.

•
Announced a partnership with Dell Boomi to deliver Upland Integration Manager, which will simplify the integration between customer business systems and Upland's enterprise work management applications.

•	Expanded our product family by acquiring Ultriva, a cloud-based manufacturing and supply chain work management offering.

Business Outlook
For the quarter ending March 31, 2016, Upland expects reported total revenue to be in the range of $17.1 million to $18.1 million including recurring revenue in the range of $14.6 million to $15.6 million, for growth in recurring revenue of 6% (9% growth on a constant currency basis) at the mid-point over the quarter ended March 31, 2015. Adjusted EBITDA is expected to be in the range of $1.7 to $2.3 million, for an Adjusted EBITDA margin of 11% at the mid-point, representing growth of 480% at the mid-point over the quarter-ended March 31, 2015.
For the full year ending December 31, 2016, Upland expects reported total revenue to be in the range of $70.0 million to $74.0 million including recurring revenue in the range of $61.3 million to $65.3 million, for growth in recurring revenue of 11% at the mid-point over the year ended December 31, 2015. Adjusted EBITDA is expected to be in the range of $9.0 to $11.0 million, for an Adjusted EBITDA margin of 14% at the mid-point, representing growth of 156% at the mid-point over the year-ended December 31, 2015.
Conference Call Details
Upland's executive team will host a live conference call and webcast at 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 73897323. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com. A replay of the conference call will be available as of 8:30 p.m. Eastern Time on March 29, 2016 through 11:59 p.m. Eastern Time on April 12, 2016 at investor.uplandsoftware.com.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications enables users to manage their projects, professional workforce and IT investments, automate document-intensive business processes and effectively engage with their customers, prospects and community via the web and mobile technologies. With more than 2,000 customers and over 235,000 users around the world, Upland Software solutions help customers run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, and constant currency revenue.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus discontinued operations, plus the impact of amortization of purchased intangible assets, amortization debt discount, stock-based compensation expenses, acquisition-related costs, nonrecurring litigation expenses, purchase accounting adjustments for deferred revenue, nonrecurring provision for income tax, and the related tax effect of the adjustments above.
Upland defines constant currency revenue as reported revenue adjusted for foreign currency exchange rates. In order to compute constant currency revenue, Upland converts the current period's local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The foreign exchange impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
Annualized recurring revenue value as of December 31 equals the monthly value of our recurring revenue contracts measured as of December 31 multiplied by 12. We define annual dollar renewal rate (also referred to as net dollar retention rate) as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year.
Upland’s earnings press releases containing such non-GAAP reconciliations can be found on the Investor Relations section of Upland’s website at investor.uplandsoftware.com.
Forward-looking Statements
This release contains forward-looking statements which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
Upland Software
512.960.1031
investor-relations@uplandsoftware.com

Media Contact:
Leslie Canter
Upland Software
512.960.1028
media@uplandsoftware.com

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Subscription and support	$14,719	12,715	$57,193	$48,625
Perpetual license	608	840	2,805	2,787
Total product revenue	15,327	13,555	59,998	51,412
Professional services	2,273	2,920	9,913	13,162
Total revenue	17,600	16,475	69,911	64,574
Cost of revenue:
Subscription and support	5,242	3,950	19,586	14,042
Professional services	1,768	2,037	7,085	9,079
Total cost of revenue	7,010	5,987	26,671	23,121
Gross profit	10,590	10,488	43,240	41,453
Operating expenses:
Sales and marketing	3,058	3,752	12,965	14,670
Research and development	3,848	3,979	15,778	26,165
Refundable Canadian tax credits	(112)	(682)	(470)	(1,094)
General and administrative	3,874	4,330	18,201	13,561
Depreciation and amortization	1,327	1,122	4,534	4,310
Acquisition-related expenses	1,374	1,557	2,455	2,186
Total operating expenses	13,369	14,058	53,463	59,798
Loss from operations	(2,779)	(3,570)	(10,223)	(18,345)
Other expense:
Interest expense, net	(473)	(720)	(1,858)	(1,951)
Other expense, net	(157)	409	(544)	101
Total other expense	(630)	(311)	(2,402)	(1,850)
Loss before provision for income taxes	(3,409)	(3,881)	(12,625)	(20,195)
Provision for income taxes	(854)	1,206	(1,039)	78
Loss from operations	(4,263)	(2,675)	(13,664)	(20,117)
Loss from discontinued operations	—	—	—	—
Net loss	$(4,263)	(2,675)	$(13,664)	$(20,117)
Preferred stock dividends and accretion	—	(204)	—	(1,524)
Net loss attributable to common shareholders	$(4,263)	(2,879)	$(13,664)	$(21,641)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.28)	$(0.30)	$(0.91)	$(4.43)
Weighted-average common shares outstanding, basic and diluted	15,114,300	9,507,246	14,939,601	4,889,901

Upland Software, Inc.
Condensed Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$18,473	$30,988
Accounts receivable, net of allowance	13,972	14,559
Prepaid and other	2,603	2,069
Total current assets	35,048	47,616
Canadian tax credits receivable	2,018	3,959
Property and equipment, net	6,001	3,930
Intangible assets, net	31,526	34,751
Goodwill	47,422	45,146
Other assets	399	284
Total assets	$122,414	$135,686
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,548	$2,258
Accrued compensation	2,441	2,372
Accrued expenses and other	5,173	4,304
Deferred revenue	19,931	21,182
Due to seller	2,409	4,365
Current maturities of notes payable	1,500	10,964
Total current liabilities	34,002	45,445
Commitments and contingencies (Note 9)
Canadian tax credit liability to sellers	368	1,616
Notes payable, less current maturities	22,366	12,327
Deferred revenue	8	194
Noncurrent deferred tax liability, net	2,818	3,006
Other long-term liabilities	2,582	1,701
Total liabilities	62,144	64,289
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	112,447	108,337
Accumulated other comprehensive loss	(3,289)	(1,716)
Accumulated deficit	(48,890)	(35,226)
Total stockholders’ equity	60,270	71,397
Total liabilities and stockholders’ equity	$122,414	$135,686

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve Months Ended December 31,
	2015	2014
Operating activities:
Net loss	$(13,664)	$(20,117)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,451	7,457
Deferred income taxes	207	(295)
Foreign currency re-measurement loss	981	—
Non-cash interest and other expense	376	589
Non-cash stock compensation expense	2,741	1,077
Stock-based compensation—related party vendor	—	11,220
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	741	(1,579)
Prepaids and other	1,873	484
Accounts payable	157	639
Accrued expenses and other liabilities	(2,796)	(924)
Deferred revenue	(570)	2,626
Net cash provided by operating activities	(1,503)	1,177
Investing activities:
Purchase of property and equipment	(956)	(861)
Purchase of customer relationships	(791)	—
Purchase business combinations, net of cash acquired	(7,664)	(6,217)
Net cash provided by (used in) investing activities	(9,411)	(7,078)
Financing activities:
Payments on capital leases	(1,020)	(541)
Proceeds from notes payable, net of issuance costs	24,083	5,685
Payments on notes payable	(23,907)	(10,910)
Issuance of preferred stock, net of issuance costs	—	(97)
Issuance of common stock, net of issuance costs	(18)	38,846
Additional consideration paid to sellers of businesses	(359)	(599)
Net cash provided by (used in) financing activities	(1,221)	32,384
Effect of exchange rate fluctuations on cash	(380)	(198)
Change in cash and cash equivalents	(12,515)	26,285
Cash and cash equivalents, beginning of period	30,988	4,703
Cash and cash equivalents, end of period	$18,473	$30,988
Supplemental disclosures of cash flow information
Cash paid for interest	$1,523	$1,382
Cash paid for taxes	$314	$252
Noncash investing and financing activities
Notes payable issued to sellers in business combination	$—	$—
Equipment acquired pursuant to capital lease obligations	$3,428	$1,572

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014		2015	2014
Reconciliation of Net loss to Adjusted EBITDA:
Net Loss	$(4,263)	$(2,675)		$(13,664)	$(20,117)
Add:
Depreciation and amortization expense	2,375	1,992		8,451	7,457
Interest expense, net	473	720		1,858	1,951
Other expense (income), net	157	(409)		544	(101)
Provision for income taxes	854	(1,206)		1,039	(78)
Stock-based compensation expense	751	460		2,741	1,077
Acquisition-related expense	1,374	1,557		2,455	2,186
Stock-based compensation expense - related party vendor	—	—		—	11,220
Nonrecurring litigation expense	35	257		406	256
Purchase accounting deferred revenue discount	75	88		313	362
Adjusted EBITDA	$1,831	$784	—	$4,143	$4,213

Total revenue plus purchase accounting deferred revenue discount	$17,675	$16,563		$70,224	$64,936

Adjusted EBITDA margin	10.4%	4.7%		5.9%	6.5%

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Reconciliation of Non-GAAP net income (loss):
Net loss	$(4,263)	$(2,675)	$(13,664)	$(20,117)
Add:
Stock-based compensation expense	751	460	2,741	1,077
Amortization of purchased intangibles	1,749	1,344	6,199	5,164
Amortization of debt discount	64	371	382	510
Acquisition-related expense	1,374	1,557	2,455	2,186
Stock-based compensation expense - related party vendor	—	—	—	11,220
Nonrecurring litigation expense	35	257	406	256
Purchase accounting deferred revenue discount	75	88	313	362
Provision for Income Tax - nonrecurring	399	—	399	—
Tax effect on non-GAAP adjustments above	(86)	(130)	(530)	(357)
Non-GAAP net income (loss)	98	1,272	(1,299)	301
Weighted average ordinary shares outstanding - diluted	15,114,300	9,507,246	14,939,601	4,889,901
Non-GAAP earnings (loss) per share - diluted	$0.01	$0.13	$(0.09)	$0.06

Upland Software, Inc.
Supplemental Financial Information
(Unaudited, in thousands)

	Three Months Ended December 31, 2015		Twelve Months Ended December 31, 2015
	2015	2014	2015	2014
Stock-based compensation:
Cost of revenue	$8	$11	$42	$49
Research and development	15	16	203	61
Sales and marketing	9	15	65	39
General and administrative	719	418	2,431	928
Total	$751	$460	$2,741	$1,077

	Three Months Ended December 31, 2015		Twelve Months Ended December 31, 2015
	2015	2014	2015	2014
Depreciation:
Cost of revenue	$505	$392	$1,800	$1,303
Operating expense	121	247	452	987
Total	$626	$639	$2,252	$2,290

Amortization:
Cost of revenue	$542	$455	$2,116	$1,844
Operating expense	1,207	820	4,083	3,323
Total	$1,749	$1,275	$6,199	$5,167